Exhibit 10.7
TRANSFER AND ASSIGNMENT AGREEMENT
          TRANSFER AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of October 29, 2006, by and among Brand Technology Services LLC, an Ohio limited liability company (“Buyer”) and wholly owned subsidiary of DSW Inc. (“DSW”), and Retail Ventures, Inc., an Ohio corporation (“RVI”), Retail Ventures Services, Inc., an Ohio corporation (“RVSI”) and wholly owned subsidiary of Retail Ventures Inc., Filene’s Basement, Inc., a Delaware corporation (“FB”) and wholly owned subsidiary of RVI, and Value City Department Stores LLC, an Ohio limited liability company (“VC”) and a wholly owned subsidiary of RVI (RVI, RVSI, FB, and VC, collectively, “Seller” or “RVI Entities”).
          WHEREAS, Sellers currently provide certain services on behalf of or for DSW and its subsidiaries, including information technology services, pursuant to a Shared Services Agreement entered into effective as of January 30, 2005, by and between DSW and RVI (the “Shared Services Agreement”);
          WHEREAS, Sellers desire to transfer certain information technology agreements to Buyer and Buyer desires to assume such information technology contracts;
          WHEREAS, Sellers desire to employ certain employees of Sellers currently engaged in providing information technology services;
          WHEREAS, following the consummation of the transactions contemplated by this Agreement, Buyer desires to provide certain information technology services on behalf of or for RVI and its subsidiaries;
          WHEREAS, the RVI Entities have the expectation that Buyer will make investments into information technology services and to more efficiently operate such assets, such that the RVI Entities and Buyer will receive enhanced information technology services; and
          WHEREAS, capitalized terms used herein without definition have the respective meanings assigned thereto in Section 22;
          NOW, THEREFORE, Buyer, Seller and RVI agree as follows:
1. ASSIGNMENT OF CONTRACTS; ASSUMPTION OF LIABILITIES
     1.1. Assignment of Contracts; Assumption of Liabilities
          As of the Effective Date, Buyer shall assume only the liabilities and obligations of Seller set forth below:
     (a) The debts, liabilities and obligations of Seller to be performed after the Effective Date under the contracts, agreements, arrangements and understandings set forth and described on Schedule 2 or entered into after the date hereof (other than in each case debts, liabilities and obligations on account of breaches or violations by Seller that occurred on or prior to the Effective Date).
          (b) The executive employment agreements listed on Schedule 1.1(b), including the debts, liabilities and obligations of Seller to be performed after the Effective Date under such executive employment agreements.
          (c) The debts, liabilities and obligations incurred after the Effective Date by Buyer with respect to the New Buyer IT Employees.
          Except as specified in this Section 1, Buyer shall not assume or be deemed to assume any debts, liabilities or obligations of Seller, including, without limitation, any debts, liabilities or obligations of Seller for acts or omissions of Seller on or before the Effective Date with respect to the Information Technology Assets or the New Buyer IT Employees.
     1.2. Restricted Contracts
          The parties understand and agree that, without limiting any representation, warranty, condition, covenant or indemnification contained in this Agreement, if, as of the Closing, Seller shall not have effectively obtained any or all consents of any third party(ies) to the assignment of the contracts, agreements, arrangements and understandings set forth and described on Schedule 2 or entered into after the date hereof as provided in the definition of Information Technology Assets (each a “Restricted Contract”) contemplated to be assigned to Buyer hereunder, in respect of which such third party’s consent to assign is required in order to preserve the value of such Restricted Contract for Seller or otherwise, then (a) the assignment by Seller and the assumption by Buyer of such Restricted Contract shall not become effective at Closing or thereafter until Seller shall have obtained the requisite consent to assign (which Seller shall use commercially reasonable efforts to obtain, together with the cooperation of Buyer), (b) such assignment and assumption shall become effective as aforesaid subsequent to Closing pursuant to such documentation as shall be reasonably acceptable to Buyer and Seller, and (c) Seller shall not take nor permit any action which would impair the full force and effect of such Restricted Contract, or otherwise cause or permit the modification, amendment, or termination of such Restricted Contract (except insofar as consented to by Buyer, which consent shall not be unreasonably withheld or delayed) until the effective assignment thereof as aforesaid. The parties understand and agree that Seller, subsequent to the Closing, shall not be entitled to any of the rights and privileges under any Restricted Contract, all of which shall accrue to the benefit of Buyer, and Seller shall be deemed to hold such Restricted Contract in trust for Buyer. To the extent that Buyer is able to receive the economic rights and privileges under any Restricted Contract, Buyer shall be responsible for the liabilities assumed by Buyer pursuant to Section 1.3 arising under such Restricted Contract.
2. REPRESENTATIONS AND WARRANTIES BY RVI ENTITIES
          Sellers, jointly and severally, represent and warrant to Buyer as follows:

     2.1. Organization and Standing
          (a) RVSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. RVSI has all the requisite corporate power and authority to enter into and perform the terms of this Agreement, the other Seller Documents to which it is a party and the transactions contemplated hereby and thereby.
          (b) RVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. RVI has all the requisite corporate power and authority to enter into and perform the terms of this Agreement, the other Seller Documents to which it is a party and the transactions contemplated hereby and thereby.
          (c) FB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FB has all the requisite corporate power and authority to enter into and perform the terms of this Agreement, the other Seller Documents to which it is a party and the transactions contemplated hereby and thereby.
          (d) VC is an Ohio limited liability company duly organized and in good standing under the laws of the State of Ohio. VC has all the requisite limited liability company power and authority to enter into and perform the terms of this Agreement, the other Seller Documents to which it is a party and the transactions contemplated hereby and thereby.
     2.2. Authorization
          (a) The execution, delivery and performance of this Agreement and of the other Seller Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary actions of Seller (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery of each other Seller Document to which it is a party will constitute, a valid and binding agreement and obligation of Seller, enforceable in accordance with their respective terms. Except as specified in Section 2.3, the execution, delivery and performance by Seller of this Agreement and of the other Seller Documents to which it is a party will not require the consent, approval or authorization of any person, entity or governmental authority.
          (b) The execution, delivery and performance of this Agreement and of the other Seller Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary actions of RVI (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery of each other Seller Document to which it is a party will constitute, a valid and binding agreement and obligation of RVI, enforceable in accordance with their respective terms. Except as specified in Section 2.3, the execution, delivery and performance by RVI of this Agreement and of the other Seller Documents to which it is a party will not require the consent, approval or authorization of any person, entity or governmental authority.

     2.3. Conflicts and Consents
     Except as set forth on Schedule 2.3, the execution and delivery of this Agreement and the other Seller Documents to which it is a party, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not conflict with or violate any law, ordinance, regulation, order, award, judgment, injunction or decree applicable to Seller, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of Seller’s articles of incorporation or bylaws, or any contract, agreement, lease, commitment, or understanding to which Seller is a party or by which Seller is bound.
     2.4 Contracts and Agreements
     Schedule 2 contains a complete list, as of the date hereof, of each contract, agreement, arrangement and understanding that will be assigned by Sellers to Buyer (collectively, the “IT Contracts”). With the exception of so-called “shrink-wrap” and electronic on-screen end-user licenses for mass-market computer software, all of the IT Contracts are fully and validly executed by Seller and/or its affiliates and have been executed by the other parties thereto, and all of the IT Contracts are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Seller has performed in all material respects all of the obligations required to be performed by it to date under each such IT Contract. No event has occurred which, with or without notice or the passage of time or both, constitutes or would constitute a material breach or default by Seller or any other party under any IT Contract or permit any other party to accelerate, terminate, cancel or modify such IT Contract. There have been no threatened cancellations by any third person of any IT Contract.
     2.5 Disclosure
     No representation or warranty or other statement made by Seller or RVI in this Agreement, the Schedules or otherwise in connection with the transactions contemplated by this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.
3. REPRESENTATIONS AND WARRANTIES BY BUYER
          Buyer represents and warrants to the RVI Entities as follows:
     3.1. Organization and Standing
          Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all the requisite limited liability company power and authority to enter into and perform the terms of this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.

     3.2. Authorization
          The execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each such other Buyer Document will constitute, a valid and binding agreement and obligation of Buyer, enforceable in accordance with their respective terms. The execution, delivery and performance by Buyer of this Agreement and the other Buyer Documents will not require the consent, approval or authorization of any person, entity or governmental authority.
     3.3. Conflicts and Consents
          The execution and delivery of this Agreement and the other Buyer Documents, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not conflict with or violate any law, ordinance, regulation, order, award, judgment, injunction or decree applicable to Buyer, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of Buyer’s organizational documents, or any contract, agreement, lease, commitment, or understanding to which Buyer is a party or by which Buyer is bound.
4. COVENANTS OF SELLER
Seller covenants and agrees with Buyer that Seller willuse commercially reasonable efforts to obtain all third party consents required to assign to Buyer the Information Technology Assets set forth on Schedule 2.3. Buyer shall cooperate with Seller with respect to obtaining all such third party consents. All costs incurred or relating to the obtaining of all such third party consents or otherwise arising from the assignment of the contracts, agreements, arrangements and understandings set forth and described on Schedule 2 or entered into after the date hereof as contemplated by this Agreement shall be considered an expense and treated as a shared expensed pursuant to the terms of the Shared Services Agreement.
5. CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
          The obligations of Buyer to proceed with the Closing are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following conditions:
     5.1. Representations and Covenants
          The representations and warranties of the RVI Entities made in this Agreement or in any other Seller Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and the RVI Entities shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or any other Seller Document to be performed or complied with by the RVI Entities prior to the Closing.
     5.2. Consents
          The parties shall have obtained prior to the Closing all consents necessary to effect valid assignments to Buyer of all of the Information Technology Assets specified in Schedule 2.3 and all other consents necessary to consummate the transactions contemplated hereby.
     5.3. Delivery by the RVI Entities
          The RVI Entities shall have delivered to Buyer all consents, agreements and instruments required to be delivered to Buyer pursuant to Section 7.2.
     5.4. Legal Proceedings
          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) that might restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Seller Document, other than an action or proceeding instituted or threatened by Buyer or DSW.
6. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
          The obligations of Seller to proceed with the Closing are subject to the satisfaction (or waiver by Seller) at or prior to the Closing of each of the following conditions:
     6.1. Representations and Covenants
          The representations and warranties of Buyer made in this Agreement or in any other Buyer Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by Buyer prior to the Closing.
     6.2. Delivery by Buyer
          Buyer shall have delivered to the RVI Entities all agreements and instruments required to be delivered to the RVI Entities pursuant to Section 7.3.2.

     6.3. Legal Proceedings
          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) that might restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Buyer Document, other than an action or proceeding instituted or threatened by Seller or RVI.
7. THE CLOSING
     7.1. Closing
          The Closing hereunder shall be held on the date hereof (the “Closing Date”).
     7.2. Delivery by the RVI Entities
          At or before the Closing, the RVI Entities shall deliver to Buyer:
          7.2.1. Agreements and Instruments
          The following documents, dated as of the Closing Date, in form satisfactory to Buyer:
               (i) the Assumption Agreement; and
               (ii) such other instruments or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.
          7.2.2. Consents
          Copies of all consents listed on Schedule 2.3.
          7.2.3. Amendment No. 1 to Shared Services Agreement
          Executed Amendment No. 1 to Shared Services Agreement.
          7.2.4. Release of Encumbrances
          Evidence of release of Encumbrances set forth in Schedule 2.4(a) in form and substance reasonably acceptable to Buyer.
     7.3. Delivery by Buyer
          At or before the Closing, Buyer shall deliver to the RVI Entities:

          7.3.1. Agreements and Instruments
          The following agreements and instruments:
               (i) Amendment No. 1 to Shared Services Agreement;
               (ii) the Assumption Agreement; and
               (iii) such other instruments or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby.
8. SURVIVAL; INDEMNIFICATION
     8.1. Survival of RVI Entities’ Representations
          The representations and warranties made by the RVI Entities in this Agreement or pursuant hereto shall survive the Closing Date for a period of one (1) year.
     8.2. Indemnification by Seller
          Subject to the conditions and provisions of Section 8.5, Seller agrees to indemnify, defend and hold harmless Buyer and its affiliates from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, imposed upon or incurred by Buyer and/or its affiliates, directly or indirectly, by reason of or resulting from (a) any debt, liability or obligation of or claim against Seller (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to Section 1.3, (b) any misrepresentation or breach of the representations and warranties of the RVI Entities contained in or made pursuant to this Agreement or any other Seller Document, or (c) any noncompliance by the RVI Entities with any covenants, agreements or undertakings of Seller or RVI contained in or made pursuant to this Agreement or any other Seller Document.
     8.3. Survival of Buyer’s Representations
          The representations and warranties made by Buyer in this Agreement or pursuant hereto shall survive the Closing Date for a period of one (1) year.
     8.4. Indemnification by Buyer
          Subject to the conditions and provisions of Section 8.5, Buyer agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, imposed upon or incurred by Seller and/or its affiliates, directly or indirectly, by reason of or resulting from (a) any debt, liability or obligation of or claim against Seller (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability or obligation or claim) expressly assumed by Buyer pursuant to Section 1.3, (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any other Buyer Document, or (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement or any other Buyer Document.
8.5. Conditions of Indemnification
          The obligations and liabilities of Seller and Buyer hereunder with respect to their respective indemnities pursuant to this Section 8, resulting from any claim or other assertion of liability by third parties (hereinafter called collectively, “Claims”), shall be subject to the following terms and conditions:
          (a) The party seeking indemnification (the “Indemnified Party”) must give the other party or parties, as the case may be (the “Indemnifying Party”), notice of any such Claim promptly after the Indemnified Party receives notice thereof; provided, however, that failure to give such notice promptly shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the Indemnifying Party is prejudiced thereby.
          (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim.
          (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).
          (d) Anything in this Section 8.5 to the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, (i) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Indemnifying Party shall not, without the Indemnified Party’s written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such

Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim.
9. ADDITIONAL COVENANTS OF THE PARTIES
     9.1. Mutual Covenants
          9.1.1. Additional Actions and Documents
          Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.
          9.1.2. Public Announcements
          Each of Seller and Buyer agrees that it shall consult with the other before issuing any press release or making any public announcement with respect to the sale of the Information Technology Assets and shall not issue any such press release or make any such public announcements (either before or after the Closing Date) prior to such consultation unless otherwise required by any applicable laws or stock listing requirements.
     9.2. Covenants of RVI Entities
          9.2.1. Certain Third Party Warranties
          If Seller shall have recourse to a warranty, representation or indemnity or similar contractual protective provision made by a third party to Seller that relates to the transactions contemplated by this Agreement, Seller shall use its commercially reasonable efforts from and after the Closing to provide the benefit of such warranty, representation or indemnity or similar provision, to Buyer upon Buyer’s request.
     9.3 Guarantees.
          9.3.1 RVI, for itself and its successors in interest and assigns, hereby irrevocably and unconditionally guarantees the full and faithful performance and observation by Seller under this Agreement of all representations, warranties, covenants, conditions, indemnities and agreements set forth in this Agreement provided to be performed and observed by Seller. RVI does hereby waive notice of acceptance of this guaranty, notice of protest or compliance with the terms and provisions of this Agreement and notice of non-performance or non-observance hereof. Each default in payment or performance of any obligations hereunder shall give rise to a separate cause of action under this Section 9 and separate suits may be brought hereunder as each cause of action arises.
          9.3.2 DSW, for itself and its successors in interest and assigns, hereby irrevocably and unconditionally guarantees the full and faithful performance and observation by Buyer under this Agreement of all representations, warranties, covenants, conditions, indemnities and agreements set forth in this Agreement provided to be performed and observed by Buyer. DSW does hereby waive notice of acceptance of this guaranty, notice of protest or compliance with the terms and provisions of this Agreement and notice of non-performance or non-observance hereof. Each default in payment or performance of any obligations hereunder shall give rise to a separate cause of action under this Section 9 and separate suits may be brought hereunder as each cause of action arises.
10. EMPLOYEES AND EMPLOYEE BENEFITS
          10.1.1. Employment of IT Employees
          (a) As of the Effective Date, the employees listed on Schedule 3 (the “New Buyer IT Employees”) shall become employees of Buyer. Buyer shall be responsible for the payment of all wages and other remuneration due to New Buyer IT Employees with respect to their services as employees of Buyer from and after the Effective Date. Nothing in this Agreement establishes any right in the New Buyer IT Employees to payments of any kind relating to termination of employment.
          (b) Seller shall be responsible for the payment of all wages and other remuneration due to New Buyer IT Employees with respect to their services as employees of Seller until the Effective Date, including pro rata bonus payments and all vacation pay earned prior to the Effective Date.
          (c) Seller or, as applicable, the Plans shall be liable for any claims made or incurred by New Buyer IT Employees and their beneficiaries through the Effective Date under any employee benefit plans in which the New Buyer IT Employees participate. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.
          (d) It is the intent of the parties that any equity awards granted (stock options, SARs, etc.) by the RVI Entities to the New Buyer IT Employees prior to the Effective Date shall remain outstanding, and New Buyer IT Employees will remain subject to the terms and conditions of those awards and underlying plans.
          (e) Immediately following the transactions contemplated hereby, all reasonable efforts will be made to quickly transition payroll records and systems from Sellers to

Buyer, so that all applicable payments are made on Buyer’s behalf, with such transition to be concluded no later than thirty days following the Effective Date.
          10.1.2. Retirement and Welfare Plans
          Following the Effective Date, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third party provider or the like with commercially reasonable efforts of the RVI Entities and Buyer, each New Buyer IT Employee shall continue to participate in retirement and welfare benefit plans in which he or she was participating prior to the Closing Date and shall receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation, and employee benefit plan purposes with the Seller prior to the Effective Date. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any New Buyer IT Employees or the funding of any such benefit. The RVI Entities and Buyer will also cause all (a) pre-existing conditions and proof of insurability provisions, for all conditions that all New Buyer IT Employees and their covered dependents have as of the Effective Date, and (b) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived in the case of clause (a) or clause (b) with respect to New Buyer IT Employees to the same extent waived or satisfied under the RVI Entities’ employee benefit plans; provided that nothing in this sentence shall limit the ability of the RVI Entities or the Buyer from amending or entering into new or different employee benefit plans or arrangements provided such plans or arrangements treat the New Buyer IT Employees in a substantially similar manner as employees of Buyer are treated.
          10.1.3. General Employee Provisions
          (a) Buyer will set its own initial terms and conditions of employment for the New Buyer IT Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law.
          (b) Seller and Buyer shall give any notices required by applicable law and take whatever other actions with respect to the plans, programs and policies described in this Section 10 as may be necessary to carry out the arrangements described in this Section 10.
          (c) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.
(d) Buyer shall not have any responsibility, liability or obligation, whether to New Buyer IT Employees, former employees, their beneficiaries or to any other person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

11. SALES, TRANSFER AND OTHER TAXES
          Buyer and Seller shall pay all sales, transfer or other taxes, if any, arising from the transactions contemplated by this Agreement, regardless of the person on whom any such taxes are imposed by law. Such payment will be apportioned based upon the Percent of Sales Billing ratio existing at the date of Closing.
12. TERMINATION
          The parties may terminate this Agreement by mutual written agreement at any time prior to the Closing. In addition, either Buyer, on the one hand, or Seller and RVI, on the other hand, may terminate this Agreement if the Closing shall not have occurred on or before December 31, 2006. In the event that this Agreement is terminated pursuant to this Section 12, such termination shall be without any liability or obligation to any party or parties and all further obligations of the parties hereunder shall terminate.
13. NOTICES
     All notices, demands, requests or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex or facsimile transmission addressed as follows:
(i) If to Buyer:
Brand Technology Services LLC
4150 East Fifth Avenue
Columbus, Ohio 43219
Attn: Chief Technology Officer
Telecopier Number: 614/872-1464
with a copy (which shall not constitute notice) to:
DSW Inc.
4150 East Fifth Avenue
Columbus, Ohio 43219
Attn:  General Counsel
Telecopier Number: 614/872-1464

(ii) If to Seller or RVI:
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
Attn: Chief Financial Officer
Telecopier Number: 614/473-2721
with a copy (which shall not constitute notice) to:
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
Attn: General Counsel
Telecopier Number: 614/337-4682
or such other address as the addressee may indicate by written notice to the other party.
          Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
14. WAIVER
          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.
15. BENEFIT AND ASSIGNMENT
          Except as hereinafter specifically provided in this Section 15, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Seller (if the assignor is Buyer) or Buyer (if the assignor is Seller or RVI); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. In no event shall any assignment by Seller or RVI of its rights and obligations under this Agreement, whether before or after the Closing, release Seller or RVI from its liabilities hereunder. Notwithstanding the foregoing, Buyer or any permitted assignee of

Buyer may assign this Agreement and any and all rights hereunder, in whole or in part, to any direct or indirect subsidiary of DSW.
          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.
16. REMEDIES CUMULATIVE
          Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by a party of any other rights or the seeking of any other remedies against the other parties, or their successors or assigns. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.
17. ENTIRE AGREEMENT; AMENDMENT
          This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.
18. SEVERABILITY
          If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.
19. HEADINGS
          The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

20. GOVERNING LAW
          This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Ohio, excluding the choice of law rules thereof.
21. DEFINITIONS AND REFERENCES
          As used herein, the following terms shall have the meanings set forth below, unless the context otherwise requires:
          “Agreement” shall have the meaning set forth in the Preamble.
          “Amendment No. 1 to Shared Services Agreement” means that certain Amendment No. 1 to Shared Services Agreement, dated as of the Closing Date and executed by DSW and RVI, substantially in the form attached hereto as Exhibit B.
          “Assumption Agreement” means that certain Assumption Agreement, dated as of the Closing Date and executed by Buyer and Seller, substantially in the form attached hereto as Exhibit A.
          “Buyer” shall have the meaning set forth in the Preamble.
          “Buyer Documents” shall mean, together, this Agreement and the Assumption Agreement.
          “Claims” shall have the meaning set forth in Section 8.5.
          “Closing” means the closing of the assignment and sale of the IT Contracts contemplated hereunder.
          “Closing Date” means the time and date on which the Closing takes place, as established by Section 7.1.
          “DSW” shall have the meaning set forth in the Preamble.
          “Encumbrances” shall mean any mortgages, pledges, liens, claims, security interests, restrictions, defects in title, easements, taxes, encumbrances or charges.
          “Indemnified Party” and “Indemnifying Party” shall have the respective meanings set forth in Section 8.5(a).
          “IT Contracts” shall have the meaning set forth in Section 2.5(a).
          “IT Employees” shall mean those employees of RVI and its affiliates set forth on Schedule 3, which Schedule 3 includes the job title, date of hire, current compensation paid or payable, and the employee benefit plans in which such individuals participate.

          “New Buyer IT Employees” shall have the meaning set forth in Section 10.1.1(a).
          “Restricted Contract” shall have the meaning set forth in Section 1.4.
          “RVI” shall have the meaning set forth in the Preamble.
          “RVI Entities” shall have the meaning set forth in the Preamble.
          “Seller” shall have the meaning set forth in the Preamble.
          “Seller Documents” shall mean, collectively, this Agreement and the Assumption Agreement.
          “Shared Services Agreement” shall have the meaning set forth in the Preamble.
          All references to clauses, Sections, Exhibits and Schedules are to Sections of, and Exhibits and Schedules to, this Agreement. For purposes of this Agreement, DSW and its subsidiaries shall not be deemed to be “affiliates” of RVI or Seller.
22. SIGNATURE IN COUNTERPARTS
          This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or has caused this Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

BRAND TECHOLOGY SERVICES, LLC

By:	/s/Peter Z. Horvath
Name: Peter Z. Horvath Title: President

RETAIL VENTURES, INC.

By:	/s/James A. McGrady
Name: James A. McGrady Title: Chief Financial Officer

RETAIL VENTURES SERVICES, INC.

By:	/s/James A. McGrady
Name: James A. McGrady Title: Chief Financial Officer

FILENE’S BASEMENT, INC.

By:	/s/James A. McGrady
Name: James A. McGrady Title: Chief Financial Officer

VALUE CITY DEPARTMENT STORES LLC

By:	/s/James A. McGrady
Name: James A. McGrady Title: Chief Financial Officer

Agreed Solely for Purposes of Section 9.3.2: DSW INC.

By:	/s/Peter Z. Horvath
Name: Peter Z. Horvath Title: President